COMMUNICATIONS SYSTEMS, INC.
10900 Red Circle Drive
Minnetonka, Minnesota 55343

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2014

Dear Shareholders:

          You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Communications Systems, Inc. (“CSI” or the “Company”). The meeting will be held at the Company’s offices located at 10900 Red Circle Drive, Minnetonka, Minnesota, on Wednesday, June 4, 2014 beginning at 10:00 a.m., Central Daylight Time, for the following purposes:

1.

To approve an amendment to our Restated Articles of Incorporation, as amended (the “Articles”), to declassify our Board of Directors (“Board”) by eliminating the three classes of directors and to provide for annual election of all directors commencing at the 2014 Annual Meeting of Shareholders (“Proposal No. 1”);

2.	If Proposal No. 1 is approved, to elect six directors to the Board to serve one-year terms until the 2015 Annual Meeting of Shareholders;

3.	If Proposal No. 1 is not approved, to elect two Class 2017 directors to serve three-year terms until the 2017 Annual Meeting of Shareholders;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014; and

5.	To transact any other business that may properly come before the meeting.

          The Board of Directors has fixed the close of business on April 7, 2014 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

          You may attend the meeting and vote in person, or you may vote by proxy. To ensure your representation at the meeting, please complete and submit your proxy, whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

Curtis A. Sampson, Chairman

Minnetonka, Minnesota

April 25, 2014

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to
Shareholders are available at www.proxyvote.com

COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT FOR JUNE 4, 2014
ANNUAL MEETING OF SHAREHOLDERS

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COMMUNICATIONS SYSTEMS, INC.
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

Information Regarding the Annual Meeting

          This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. (“CSI” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the Company’s offices at 10900 Red Circle Drive, Minnetonka, Minnesota, on Wednesday, June 4, 2014, beginning at 10:00 a.m., Central Daylight Time, or at any adjournment or adjournments thereof.

What is the purpose of the meeting?

          At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These include:

•

an amendment to our Restated Articles of Incorporation, as amended (“Articles”) to declassify our Board of Directors by eliminating the three classes of directors and to provide for an annual election of all directors commencing with the 2014 Annual Meeting of Shareholders (“Proposal No. 1”);

•	if Proposal No. 1 is approved, to elect six directors to the Board for a one-year term ending at the 2015 Annual Meeting of Shareholders;

•	if Proposal No. 1 is not approved, to elect two directors for a three-year term ending at the 2017 Annual Meeting of Shareholders; and

•	ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

          We will also consider any other business that may properly be presented at the meeting, and management will report on CSI’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

          The Board of Directors recommends a vote:

•	“FOR” the amendment to our Articles;

•	“FOR” each of the six nominees for directors, if Proposal No. 1 is approved and “FOR” each of the two Class 2017 directors for three-year terms if Proposal No. 1 is not approved; and

•	“FOR” the ratification of the appointment of Deloitte.

Who is entitled to vote at the meeting?

          If you were a shareholder of record at the close of business on April 7, 2014, you are entitled to vote at the meeting. As of the record date, 8,600,248 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

          If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder,” you will receive a voting instruction card that appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

          Holders of common stock are entitled to one vote per share. Therefore, a total of 8,600,248 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

          A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

          If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

•	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

          If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee. The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote in person at the meeting as described in “May I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

          It means you hold shares of CSI stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

May I vote my shares in person at the meeting?

          Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, however, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting. If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote these shares at the meeting.

What vote is required for the proposals to be approved?

•	Amendment of Articles of Incorporation. The affirmative vote of 80% of the shares of common stock outstanding is required to approve the amendment of the Articles;

•	Election of Directors. If Proposal No. 1 is approved, the six directors that receive the most votes will be elected to serve on the Board of Directors until the 2015 Annual Meeting of Shareholders.

•	Election of Directors. if Proposal No. 1 is not approved, the two directors that receive the most votes will serve until the 2017 Annual Meeting of Shareholders.

•

Ratification of the appointment of Deloitte as our independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date, is sufficient to approve the ratification of Deloitte.

How are votes counted?

          Shareholders may vote FOR, AGAINST or ABSTAIN on proposals No 1 and 4. Shareholders may either vote FOR or WITHHOLD authority to vote on the election of directors.

          If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

          If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Deloitte as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors without instructions from you.

May I change my vote?

          Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting in person at the meeting.

          If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

          We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name.

          We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

          The Company has also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000.

Why do some shareholders receive a notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of paper copies and some shareholders receive both a Notice of Internet Availability and a full set of paper copies?

          In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. This year, we have mailed the Notice of Internet Availability of Proxy Materials to all shareholders (unless a shareholder has previously consented to electronic delivery). The Notice of Internet Availability of Proxy Materials explains how to obtain proxy materials and to submit your proxy over the Internet.

          Proposal Number 1 requires the affirmative vote of 80% of the Company’s outstanding shares of common stock. We want to make easier for shareholders to access our proxy material and vote and so we are also sending paper copies of the Proxy Statement to a number of shareholders that would otherwise only receive the Notice regarding the Internet Availability of Proxy Materials.

          If you have not received a paper copy or e-mail copy of the proxy materials, and would like to receive one, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

How can a shareholder present a proposal at the 2015 Annual Meeting?

          In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2015 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on December 26, 2014. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

          If a shareholder wishes to present a proposal at the 2015 Annual Meeting that would not be included in our Proxy Statement for that meeting, the shareholder must provide notice to us no later than March 10, 2015. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2013 Report on Form 10-K?

          Our 2013 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2013, is available electronically with this Proxy Statement. The 2013 Annual Report, including our Form 10-K is also available in the Investor Relations page of our website http://commsystems.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

What if I do not specify a choice for a matter when returning a proxy?

          Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares

•	for the approval of the amendment to the Articles in Proposal No. 1;

•	for the election of each of the nominees to the board of directors set forth in Proposal No. 2 and Proposal No. 3, depending upon which matter is voted on;

•	for the ratification of Deloitte as our independent registered public accounting firm set forth in Proposal No. 4; and

•

if any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

PROPOSAL NO. 1—AMENDMENT TO OUR ARTICLES OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF ALL DIRECTORS

          We are asking you to approve an amendment to our Articles to declassify our Board and provide for annual elections of all directors commencing with the 2014 Annual Meeting. Article VII of our Articles currently provides that the Board is divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year.

          The current terms of our director classes expire as follows: the Class 2014 director term expires at the 2014 Annual Meeting; the Class 2015 director term expires at the 2015 Annual Meeting of Shareholders; and the Class 2016 director term expires at the 2016 Annual Meeting of Shareholders.

Background of the Proposal.

          The Board is committed to good corporate governance. The Board believes that implementing annual elections for all directors will support the Board’s ongoing efforts to adopt “best practices” that are in-line with evolving corporate governance practices.

          The Board recognizes that the election of directors is the primary means for shareholders to influence corporate governance policies. It also assigns great weight to the argument that classified boards diminish this influence and reduce director accountability because classified boards limit the shareholders’ ability to elect all directors on an annual basis. Based on the strength of this argument, many U.S. public companies have eliminated their classified Board structures in recent years.

          The Board is mindful that a classified Board promotes continuity and stability in managing a company’s business because a majority of directors always have prior experience as directors of the Company. Proponents of classified boards also contend that this structure reduces a company’s vulnerability to coercive takeovers, forcing a bidder seeking control of a target company to initiate arms-length discussions with the target’s board because it cannot replace the entire board in a single election. While recognizing this benefit, even without a classified board, the Board has other means to motivate a takeover bidder to negotiate with the Board, particularly under our Shareholder Rights Plan effective as of December 23, 2009, other provisions in our Articles and relevant provisions in Minnesota law.

          After weighing these considerations, and with the recommendation of the Governance and Nominating Committee, the Board unanimously agreed that it was in the best interests of the Company and our shareholders to eliminate the classified Board structure. The Company’s directors also determined to implement this change immediately.

          If the amendment to our Articles is adopted and approved by our shareholders, we will file the amendment to our Articles with the Minnesota Secretary of State immediately following the vote at the Annual Meeting and this amendment will be in effect immediately upon the filing.

          The directors currently serving in Class 2015 and Class 2016 have indicated their support for the elimination of the Company’s staggered board structure by agreeing to resign from their current classes of directors if the Amendment is approved. As noted below, one of the Company directors serving a continuing term, Mr. Jeffrey Berg, is retiring as a member of the Board effective as of the 2014 Annual Meeting, and the Board has determined not to fill this vacancy as part of a larger effort to reduce expenses throughout the enterprise, as well as in order to better align the size of the Company’s Board to the size of boards at other public companies of similar size. Therefore, six members of the Board will be standing for election at the Annual Meeting, if Proposal No. 1 is approved.

          In the event this Proposal No. 1 is not adopted, each director, other than Mr. Berg, serving in Class 2015 or Class 2016 will, in accordance with Minnesota law, remain in office until the 2015 Annual Shareholder Meeting or the 2016 Annual Shareholder Meeting, respectively, or until that director’s earlier death, resignation or removal.

          In conjunction with our proposal to declassify our Board, we are proposing to amend provisions in Article VII of our Articles that require an 80% shareholder vote on changes to Article VII. These provisions were included in the Articles to ensure the integrity of the classified board structure so that a third party could not obtain partial control of the Board and seek to amend the Articles to eliminate the classified board structure with a lower level of shareholder approval.

          The foregoing description of the proposed amendment to our Articles is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to our Articles contained in Appendix A are indicated by double underlining and deletions of text are indicated by strike-outs.

Amendment of Bylaws

          Similar to our Articles, our Restated Bylaws as amended (the “Bylaws”) contain provisions concerning the classification of the Board. If this Proposal No. 1 is approved, our Board will amend Article III of the Bylaws to implement the declassification of the Board and make appropriate conforming changes, including amending Section 3.2, which provides for the division of the Board into three classes and other conforming changes.

          If this Proposal No. 1 is not approved, the Board will not amend the Bylaws with respect to declassification.

Vote Required

          The affirmative vote of 80% of the shares of common stock outstanding is required to approve the amendment of the Articles.

Recommendation of the Board

          The Board unanimously recommends that you vote “FOR” the amendment to our Articles of Incorporation to declassify our Board.

PROPOSAL NO. 2—ELECTION OF DIRECTORS

PROPOSAL NO. 2 WILL BE VOTED UPON ONLY IF OUR SHAREHOLDERS APPROVE PROPOSAL NO. 1

          If our shareholders approve Proposal No. 1 at the Annual Meeting, our shareholders will be asked to consider six nominees for election to our Board to serve for a one year term until the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. If our shareholders do not approve Proposal No. 1, this Proposal No. 2 will not be submitted to a vote of our shareholders at the Annual Meeting and instead Proposal No. 3 (Election of Class 2017 Directors) will be submitted in its place.

          The names of the six nominees for director and their current position and office with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this Proxy Statement under the heading “Board of Directors.” All of the nominees, with the exception of Mr. Curtis A. Sampson and Mr. Randall D. Sampson, have been determined by the Board to be independent. Our Governance and Nominating Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.

Name	Position with Communications Systems, Inc.
Luella G. Goldberg	Director

Roger H.D. Lacey	Vice-Chair and Director

Gerald D. Pint	Director

Richard A. Primuth	Director

Curtis A. Sampson	Chairman, Interim Chief Executive Officer and Director

Randall D. Sampson	Director

          All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any shareholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Vote Required

          Directors are elected by a plurality of the votes cast. Therefore, the six nominees who receive the highest number of votes will be elected as directors.

Recommendation of the Board

          The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

PROPOSAL NO. 3—ELECTION OF CLASS 2017 DIRECTORS

PROPOSAL NO. 3 WILL NOT BE VOTED UPON IF OUR SHAREHOLDERS APPROVE PROPOSAL NO. 1

          Our Articles currently provides for a classified Board. Each person elected as a Class 2017 director at the Annual Meeting will serve a three-year term expiring on the date of the 2017 Annual Meeting of Shareholders. Our Board has nominated Luella G. Goldberg and Randall D. Sampson for election as Class 2017 directors at the Annual Meeting—ONLY in the event Proposal No. 1 is NOT APPROVED and the Board remains classified.

          Information about each of the nominees as of the date of this Proxy Statement, including their current positions and offices, business experience, director positions held currently or at any time during the last five years, tenure as a Communications Systems, Inc. director, and the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and our Board to determine that the nominees should serve as one of our directors is set forth under the heading “Board of Directors.” In the event Proposal No. 1 is NOT APPROVED and the Class 2017 nominees standing for election at the Annual Meeting are elected, the directors will serve in the classes specified below:

          Each of the two nominees has indicated a willingness to serve, if elected, but if either should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board.

Name	Class 2017 Directors (Standing for election for a term expiring at the 2017 Annual Meeting of Shareholders)	Class 2015 Directors (Term expires at the 2015 Annual Meeting of Shareholders)	Class 2016 Directors (Term expires at the 2016 Annual Meeting of Shareholders

Luella G. Goldberg	X

Roger H.D. Lacey		X

Gerald D. Pint			X

Richard A. Primuth		X

Curtis A. Sampson			X

Randall D. Sampson	X

Required Vote

          Directors are elected by a plurality of the votes cast. Therefore, the two nominees who receive the highest number of votes will be elected as directors.

Recommendation of the Board

          The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a Class 2017 director.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates have been the Company’s independent registered public accounting firm since 1982. The Board of Directors, upon recommendation of the Audit Committee, is requesting shareholder ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2014. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required

          The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting at the meeting in person or by proxy is required for approval.

Recommendation of the Board

          The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2014 fiscal year.

BOARD OF DIRECTORS

          The following table sets forth information regarding the director and nominees named above, including information regarding their principal occupations currently and for the preceding five years.

Luella G. Goldberg (77)

LUELLA G. GOLDBERG has been a director of CSI since 1997 and currently serves as a member of our Governance and Nominating Committee serving as its Chair, our Audit Committee and our Compensation Committee. She also is a member of the Board of Overseers of the University of Minnesota’s Carlson School of Management (1979 to Present), in addition to currently serving on boards of several other educational and non-profit organizations. Over the past 35 years Ms. Goldberg has served on the boards of a number of corporations, including the following public companies: TCF Financial Corporation (1988 to 2012), Hormel Foods Corporation (1993 to 2009), and the Supervisory Board of ING Group based in Amsterdam, Netherlands (2001 to 2008), which acquired ReliaStar Financial Corporation in 2001 (where she served as a director from 1976 to 2000). She also was a Trustee of the University of Minnesota Foundation from 1975 to 2008, including its Chair from 1996 to 1998, and is currently a Life Trustee of the Foundation. She also served as a trustee of Wellesley College from 1978 to 1996, including Chair of the Board from 1985 to 1993, and was Wellesley’s Acting President from July to October 1993. Along with a number of other honors and awards that have recognized her achievements, in 2001 Ms. Goldberg received the Twin Cities Business Monthly’s Lifetime Achievement Award as Outstanding Director. Because of her vast experience serving as a director of a myriad of significant for-profit, educational and philanthropic organizations, Ms. Goldberg brings special expertise in governance, as well as deep experience from a board perspective in addressing many of the wide variety of issues that the Company regularly faces.

Roger H.D. Lacey (63)

ROGER H.D. LACEY has been a director since 2008 and is currently Vice Chairman. He is also a member of our Compensation Committee and Governance and Nominating Committee. Mr. Lacey retired as Senior Vice President, Strategy and Corporate Development at 3M Corporation in 2013. From 2000 to 2009 he was 3M’s Vice President, Corporate Strategy and Market Development. Mr. Lacey’s career with 3M began in 1975, and from 1989 to 2000 he was assigned to 3M’s Telecom Division holding various positions, including Division Vice President. He has also served as the General Manager of 3M’s UK based Electro-Telecommunications Division. As part of these duties for 3M, Mr. Lacey has also served on boards in China, Japan, Germany and Spain. In addition, he is a Board member of Johnsonville Sausage Corporation, a leading US food company. He is a former Vice Chair of Abbott Northwestern Hospital Foundation and presently Chair of the Finance Committee; a member of the Board of Governors for Opus Business School, University of St. Thomas; a visiting Professor of Strategy and Corporate Development, Huddersfield University; and a founding member of the Innovation Lab at MIT. Mr. Lacey brings a unique perspective that combines familiarity with opportunities and challenges presented in telecommunications and data communications markets around the world and deep experience in how strategic planning can be used to evaluate competing opportunities and optimize the use of a company’s resources.

Gerald D. Pint (78)

GERALD D. PINT has been a director of CSI since 1997. He is currently a member of the Compensation Committee and is also a member of our Governance and Nominating Committee and our Executive Committee. Since 1993, Mr. Pint has provided telecommunications consulting services and served on the boards of three public companies in addition to CSI: Hector Communications Corporation (2003 to 2006), Norstan, Inc. (1982 to 1997) and Inventronics Ltd. (1994 to 2004). From 1959 to 1993, Mr. Pint was employed by 3M Corporation and held various sales and management positions at 3M business units that were engaged in manufacturing and selling electronic and telecommunications products. In particular, from 1976 to 1982, Mr. Pint served as the Division Vice President of 3M’s Telecom Products Division, and from 1982 until his retirement in 1993 he served as Group Vice President of 3M’s Electro Telcom Group. Mr. Pint’s background in and understanding of production and sales of telecommunications and electronics products, as well as his executive level management experience, derived from a 34-year career at 3M Corporation, provide a valuable perspective in the Board’s governance of CSI’s telecommunications and data communications related businesses.

Richard A. Primuth (68)

RICHARD A. PRIMUTH was elected as a director in October 2013 and currently serves as Chair of both the Audit Committee and the Compensation Committee. Mr. Primuth is also a member of the Company’s Governance and Nominating Committee. For over 40 years, Mr. Primuth has served as an attorney with the Minneapolis law firm of Lindquist & Vennum LLP, specializing in business law. He was a partner in this firm from 1977 until December 2011 when he became Of Counsel to the firm. Mr. Primuth’s business law practice has been heavily focused on representing publicly-held and private corporations, securities offerings, mergers and acquisitions, and other complex business transactions, and he was the Company’s primary outside counsel from 1983 until being elected to the Board. Upon being appointed to the Board, he ceased providing any legal services to the Company. The Board of Directors believes that Mr. Primuth’s significant experience in corporate governance, public offerings and other financings, capital markets, SEC compliance and reporting, mergers and acquisitions, spin offs, complex contract negotiations, and other business law areas, as well as his deep understanding of the Company, its history, markets and products, make him a significant resource as a Company Director.

Curtis A. Sampson (80)

CURTIS A. SAMPSON founded the Company in 1969 and has been a director since its inception. He currently serves as Chair of CSI’s Board, Interim CEO and is also a member of the Board’s Executive Committee and Finance Committee. He is also Chairman and a director of Canterbury Park Holding Corporation, a public company engaged in pari-mutuel and card club wagering. He is also a Regent of Augsburg College in Minneapolis, Minnesota and a member of the Emeritus Board of Overseers of the University of Minnesota’s Carlson School of Management. Mr. Sampson was CSI’s Chief Executive Officer from 1969 to June 2007, when he retired from full time executive responsibilities. While CEO, in addition to providing leadership to CSI’s operations, Mr. Sampson managed numerous acquisitions and divestitures, including spin offs of two internally developed business units that were subsequently sold in transactions generating an aggregate of approximately $200 million in cash for their shareholders. Over the course of his career, Mr. Sampson has also served on other non-profit boards, telephone industry association boards and private company boards, including service as a director of the following public companies: Hector Communications Corporation (2003 to 2006), Nature Vision, Inc. (2001 to 2009) and North American Communications Corporation (1986 to 1988). The distinctive perspective Mr. C.A. Sampson brings to the Board is his knowledge, gained over 40 years leading the Company, of CSI’s business, operations, markets, vendors, customers and employees in combination with his experience in business acquisitions and divestitures, perspective gained from serving on other boards and extensive executive management experience.

Randall D. Sampson (55)

RANDALL D. SAMPSON has been a director since 1999. He currently serves as a member of our Finance Committee, serving as its Chair, and is also a member of our Audit Committee. Mr. R.D. Sampson is the son of C.A. Sampson. Mr. R.D. Sampson is the President and Chief Executive Officer, as well as a member of the Board, of Canterbury Park Holding Corporation (CPHC), positions he has held since 1994. CPHC is a public company based in Shakopee Minnesota that, led by R.D. Sampson, re-launched a failed pari-mutuel race track and stimulated the revival of Minnesota’s horse breeding and training industries. As a result, under his leadership, the Canterbury Park Racetrack has become a unique, family-friendly venue for live horse races and other entertainment, as well as pari-mutuel and card club wagering. Before becoming one of the three co-founders of CPHC in 1994, and after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of a large public accounting firm where he earned his CPA certification, subsequently gained experience as a controller of a private company, served as a chief financial officer of a public company and managed Sampson family interests in horse breeding and training. The challenging nature of Canterbury Park’s business has demanded from its CEO an entrepreneurial mindset, attention to expense control, continuous innovation in marketing, and attention to the needs of customers, which, along with other qualities, Mr. R.D. Sampson uniquely brings to the governance responsibilities of the CSI Board.

Retiring Director

          In addition to the Company directors named above, one of the Company’s Class 2015 directors, Mr. Jeffrey Berg, is retiring as a member of the Board of Directors as of the date of our 2014 Annual Shareholders Meeting, completing 25 years of distinguished service to the Company. He joined CSI in 1989, was soon appointed Vice President – Sales at CSI’s Suttle subsidiary and was named Suttle’s President in 1992. Mr. Berg was named President of the Company in 2000, and in 2002 was named CSI’s Chief Operating Officer. In 2007 Mr. Berg succeeded Mr. Curtis A. Sampson as Chief Executive Officer, at which time he was also elected to the Board of Directors. Jeff retired as CEO in 2011, but continued serving the Company as a Board member. The Board is grateful for Mr. Berg’s 25 years of service as an officer and director of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

General Information

          Our Board is committed to sound and effective corporate governance practices. Our governance policies are consistent with applicable provisions of the rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market (“NASDAQ”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

          You can access our corporate governance charters and other related materials by following links on the “Corporate Governance” page of our website http://commsystems.com.

The Board, Board Committees and Meetings

          Meeting Attendance. Our Board meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2013, the Board met nine times. Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served, and all directors attended the 2013 Annual Meeting of Shareholders.

          Board Committees. Our Board has established the following standing committees: Audit, Compensation, Governance and Nominating, Finance and Executive. Only members of the Board serve on these committees. Following is information about each committee:

          Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent registered public accounting firm, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee operates under a formal charter that was most recently amended in August 2011. The current members of the Audit Committee are Richard A. Primuth (Chair), Luella G. Goldberg, and Randall D. Sampson. Each of Mr. Primuth and Ms. Goldberg are “independent” under SEC and NASDAQ rules; Mr. Sampson is not independent because his father Curtis A. Sampson is serving as Interim CEO of the Company. Mr. R. Sampson serves on the Audit Committee pursuant to a cure period under Nasdaq Rules until the date of the 2014 Annual Meeting. The Board of Directors has determined that Randall D. Sampson qualifies as the Committee’s financial expert. The Audit Committee met four times during 2013. The Audit Committee Report begins on page 45.

          Compensation Committee. The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of the Company’s chief executive officer and other executive officers, subject to final Board approval; oversees the establishment of performance goals and objectives for the Company’s executive officers; administers the Company’s incentive compensation plans; considers the adoption of other or additional compensation plans; and, provides oversight and final determinations with respect to the Company’s 401(k) plan, employee stock ownership plan and other similar employee benefit plans. The Committee operates under a charter approved by the Board that was most recently amended in June 2013. The current members of the Compensation Committee are Gerald D. Pint, Luella G. Goldberg, Roger H.D. Lacey and Chair Richard A. Primuth. Each member of the Compensation Committee is independent under NASDAQ standards. The Committee met three times in 2013.

          Governance and Nominating Committee. The Governance and Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of the Board committees, facilitating Board self-assessment and reviewing and advising the Board regarding strategic direction and strategic management. The Committee operates under a charter approved by the Board that was last amended in June 2008. The current members of the Governance and Nominating Committee are Luella G. Goldberg (Chair), Roger H.D. Lacey, Gerald D. Pint and Richard A. Primuth. Each member of the Governance and Nominating Committee is independent under NASDAQ listing standards. The Committee met two times during 2013.

          Finance Committee. The Finance Committee is responsible for reviewing and approving the Company’s annual business plan and related operating budgets. The Finance Committee interfaces with the Compensation Committee with respect to implementing compensation policies that support the Company’s annual business plan. The Finance Committee is also responsible for overseeing and making recommendations about the financial operating policies and procedures relating to matters such as investment of excess cash, management of accounts receivable and inventory, purchases of capital equipment, travel, and employee benefits and perquisites. The current members of the Committee are directors Randall D. Sampson (Chair), Jeffrey K. Berg, Curtis A. Sampson and Roger H.D. Lacey. The Finance Committee met three times in 2013.

          Executive Committee. Pursuant to Company’s Bylaws, the Executive Committee has the authority to act on behalf of the Board and the Company with respect to matters requiring Board action that arise between meetings of the Board or otherwise as it has been authorized to act by the Board of Directors. The current members of the Committee are Curtis A. Sampson (Chair), Jeffrey K. Berg, Roger H.D. Lacey and Gerald D. Pint. In addition to informal consultations during the year, the Executive Committee met once in 2013.

          Special Task Force. During 2013, the Board established a special task force (“Task Force”) as a committee of the Board to independently review and analyze the operations, recent financial performance and prospects of the Company’s three operating subsidiaries and report to the full Board. Mr. Roger H.D. Lacey served as Chairman of the Task Force, and directors Randall D. Sampson and Gerald D. Pint also served as members of the Task Force. As Chair of the Task Force, Mr. Lacey was actively involved in conducting the review analysis requested by the Board while directors R. Sampson and Pint met and consulted with Mr. Lacey as appropriate.

Director Independence

          The Board of Directors has adopted director independence guidelines that conform to the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and listing standards of NASDAQ. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following directors qualifies as “independent” under NASDAQ listing standards: Luella G. Goldberg, Roger H.D. Lacey, Gerald D. Pint and Richard A. Primuth. Three directors are not currently considered independent under NASDAQ listing standards: Curtis A. Sampson does not qualify as independent because he is the current Interim Chief Executive Officer of the Company; Randall D. Sampson does not qualify as independent because his father Curtis A. Sampson is the current Interim Chief Executive Officer of the Company; and Jeffrey K. Berg does not qualify as independent because he served as the Chief Executive Officer of the Company within the past three years.

Selecting Nominees for Election to the Board

          The Governance and Nominating Committee is the standing committee responsible for recommending to the full Board of Directors the nominees for election as directors at our annual shareholder meetings. In making its recommendations, the Committee reviews the Board composition to determine the qualifications and areas of expertise needed to further enhance the Board’s ability to fulfill its responsibilities, and works with management in attracting candidates with those qualifications. Although the Committee does not have a formal policy regarding diversity in making its recommendations, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, personal health and a willingness to devote adequate time and effort to Board responsibilities, the Committee seeks to have a Board that reflects diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

          In connection with making recommendations to the Board regarding nominees for election as directors, the Governance and Nominating Committee will consider qualified candidates that are proposed by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Governance and Nominating Committee at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Submissions will be forwarded to the Governance and Nominating Committee for review and consideration. Any shareholder desiring to submit a director candidate for consideration at our 2015 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than December 25, 2014 in order to provide adequate time for the Governance and Nominating Committee to properly consider the candidate.

          Shareholders may directly nominate an individual for election to the Board at our shareholders meeting by following procedures in our Bylaws. A shareholder wishing to formally nominate an individual to election to the Board at future shareholder meetings should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2015 Annual Meeting -- Shareholder Nominations.”

Board Leadership

          Our Governance Guidelines provide for separation of the roles of Chair of the Board and Chief Executive Officer. Both these positions are currently held by Curtis A. Sampson, however, while he serves as the Interim Chief Executive Officer. The position of Vice Chair of the Board is currently held by Roger H.D. Lacey. Concurrent with Mr. Sampson’s appointment as Interim Chief Executive Officer, the Company’s Board of Directors approved establishing an “Office of the Chair” comprised of Mr. Sampson, Mr. Lacey and Chief Financial Officer Edwin C. Freeman, with Mr. Freeman serving full-time and Mr. Sampson and Mr. Lacey each serving primarily in a part-time role. On April 25, 2014, the Company announced that effective as of the date of the 2014 Annual Meeting, Mr. Lacey will succeed Mr. C. Sampson as Interim Chief Executive Officer, and Mr. Sampson will return to his role as non-executive Board Chair.

Board’s Role in Managing Risk

          In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Members of senior management attend the regular meetings of the Board and are available to address questions and concerns raised by the Board related to risk management. In addition, our Board regularly discusses with management, the Company’s independent registered public accounting firm and the internal auditor, identified major risk exposures, their potential financial impact on the Company, and steps that could be taken to manage these risks.

          The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm and internal auditor at regularly scheduled meetings of the Audit Committee to review their reports on the adequacy and effectiveness of our internal audit and internal control systems, and to discuss policies with respect to risk assessment and risk management.

Director Compensation

          Compensation information paid to non-employee directors of the Company in 2013 is set forth under the caption “Director Compensation” beginning on page 44.

Code of Ethics and Business Conduct

          We have adopted a Code of Ethics and Business Conduct (the “Code”) applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports. These guidelines are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company, and compliance with laws, rules and regulations concerning this periodic reporting. A copy of the Code is available by following links on the “Corporate Governance” page of our website at http://commsystems.com, and is also available, without charge, by writing to the Company’s Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

Contacting the Board of Directors

          Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Ownership Table

          The following table sets forth sets forth certain information with respect to the Company’s common stock beneficially owned by: (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s common stock, (ii) each director, (iii) each current Named Executive Officer listed under “Executive Compensation and Related Information,” and (iv) all officers and directors of the Company as a group, in each case based upon information available as of April 10, 2014 (unless otherwise noted), and all shares subject to options reflect options that may be exercised within 60 days of April 10, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Curtis A. Sampson † 10900 Red Circle Drive Minnetonka, MN 55343	1,073,314	(1)	12.5%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	628,434	(2)	7.3%

GAMCO One Corporate Center Rye, New York 10580	620,903	(3)	7.2%

Communications Systems, Inc. Employee Stock Ownership Plan 10900 Red Circle Drive Minnetonka, MN 55343	558,397	(4)	6.5%
John C. Ortman 1506 17th Street Lawrenceville, IL 62439	540,000		6.3%

Ira Albert 1304 SW 160th Avenue, Suite 209 Fort Lauderdale, FL 33326	519,151	(5)	6.0%

Putnam, LLC One Post Office Square Boston, MA 02109	497,856	(6)	5.8%

Randall D. Sampson †	103,647	(7)	1.2%

Jeffrey K. Berg †	85,987	(8)	*

Edwin C. Freeman †	44,042	(9)	*

Luella G. Goldberg †	42,323	(10)	*

Gerald D. Pint †	30,923	(11)	*

Bruce C. Blackwood †	22,518	(12)	*

Roger H.D. Lacey †	15,423	(13)	*

Scott Fluegge †	8,753	(14)	*

Kristin A. Hlavka †	5,523	(15)	*

Richard A. Primuth †	3,500	(16)	*

Scott Otis †	910	(17)	*

All directors and executive officers as a group (12 persons)	1,515,285	(18)	17.3%

*	Indicates less than one percent ownership.

†	A Director or a Named Executive Officer of the Company.

(1)

Includes 587,649 shares §owned by Mr. Curtis A. Sampson directly, 405,000 shares held indirectly in irrevocable trusts for the benefit of Mr. Sampson’s children and grandchildren, of which Mr. Sampson is a trustee and as to which he disclaims beneficial interest, 24,614 shares owned by his spouse, as to which beneficial ownership is disclaimed, 9,000 shares subject to options, 3,697 restricted stock units and 43,354 shares allotted to his Communications Systems, Inc. Employee Stock Ownership Plan (“CSI ESOP”) account as of December 31, 2013. Excludes 4,040 restricted stock units that will not be settled in common stock and delivered to Mr. Sampson until May 21, 2015.

(2)

The aggregate number of shares held by Dimensional Fund Advisors LP (“Dimensional”) is owned by four investment companies and certain other commingled group trusts and separate accounts. In its role as investment advisor, Dimensional is deemed to have beneficial ownership of the securities as reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014.

(3)

The aggregate number of shares includes 165,071 by Gabelli Funds, LLC; 330,172 by GAMCO Asset Management, Inc. 116,600 by Teton Advisors, Inc and 9,000 by Mario J. Gabelli, according to a Schedule 13D/A filed with the SEC on December 24, 2013.

(4)

Messrs. Curtis A. Sampson and Edwin C. Freeman, and Ms. Kristin A. Hlavka serve as Trustees of the CSI ESOP, and disclaim beneficial ownership of the shares held by the CSI ESOP, except for shares allocated to their respective accounts.

(5)

The aggregate number of shares listed above includes shares owned by Albert Investment Associates, L.P., shares owned by Ira Albert personally, and shares owned by accounts over which Ira Albert has discretionary voting and dispositive authority, as reported on the most recent Schedule 13D/A filed with the Securities and Exchange Commission on September 17, 2008.

(6)

The aggregate number of shares listed above are held by Putnam, LLC and Putnam Advisory Company, LLC, a wholly-owned subsidiary of Putnam, LLC, as reported on the most recent Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003.

(7)

Includes 44,750 shares owned by Mr. Sampson directly, 34,200 shares owned by his children, 21,000 shares subject to options and 3,697 restricted stock units. Excludes 4,040 restricted stock units that vest on May 21, 2014 but will not be settled in common stock and delivered to Mr. Sampson until May 21, 2015.

(8)

Includes 21,584 shares owned by Mr. Berg directly, 35,270 shares subject to options, 3,697 restricted stock units and 25,436 shares held in Mr. Berg’s individual retirement account. Excludes 4,040 restricted stock units that vest on May 21, 2014 but will not be settled in common stock or delivered to Mr. Berg until May 21, 2015.

(9)

Includes 17,943 shares owned by Mr. Freeman directly, 22,402 shares subject to options and 3,697 restricted stock units. Excludes 1,010 restricted stock units that vest on September 4, 2014 and 4,893 restricted stock units that do not begin to vest until March 28, 2015.

(10)

Includes 17,626 shares owned by Ms. Goldberg directly, 21,000 shares subject to options and 3,697 restricted stock units. Excludes 4,040 restricted stock units that vest on May 21, 2014 but will not be settled in common stock or delivered to Ms. Goldberg until May 21, 2015.

(11)

Includes 6,226 shares owned directly by Mr. Pint, 21,000 shares subject to options and 3,697 restricted stock units. Excludes 4,040 restricted stock units that vest on May 21, 2014 but will not be settled in common stock or delivered to Mr. Pint until May 21, 2015.

(12)

Includes 523 shares owned by Mr. Blackwood directly, 13,742 shares subject to options and 8,253 shares allotted to Mr. Blackwood’s CSI ESOP account at December 31, 2013. Excludes 3,232 restricted stock units that do not begin to vest until March 28, 2015.

(13)

Includes 5,726 shares owned by Mr. Lacey directly, 6,000 shares subject to options and 3,697 restricted stock units. Excludes 4,040 restricted stock units that vested on May 21, 2013 but will not be settled in common stock and delivered to Mr. Lacey until May 21, 2015.

(14)

Includes 748 shares owned by Mr. Fluegge directly, 7,513 shares subject to options and 492 shares allotted to Mr. Fluegge’s CSI ESOP account at December 31, 2013. Excludes 2,936 restricted stock units that do not begin to vest until March 28, 2015.

(15)

Includes 1,501 shares owned by Ms. Hlavka directly, 2610 shares subject to options and 1,413 shares allotted to Ms. Hlavka’s CSI ESOP account at December 31, 2013. Excludes 2,000 restricted stock units, 50% of which vest of October 7, 2014 and 1,083 restricted stock units that do not begin to vest until March 28, 2015.

(16)	Consists of 3,500 shares owned by Mr. Primuth directly. Excludes 2,063 restricted stock units that vest on May 21, 2014 but will not be settled or delivered to Mr. Primuth until May 21, 2015.

(17)	Consists of 910 shares subject to options. Excludes 3,115 restricted stock units that vest beginning on March 28, 2015.

(18)

Includes 758,413 shares owned by officers and directors as a group directly, 25,879 restricted stock units, 58,814 shares held by their respective spouses and children, 405,000 shares held in irrevocable trusts, 166,823 shares subject to option, 25,436 held in Mr. Berg’s retirement account, and 74,920 shares owned by the CSI ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

          The Company’s officers, directors and beneficial holders of 10% or more of the Company’s securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. According to the Company’s records there were six reporting persons who filed a late Form 4 in fiscal year ended December 31, 2013. The late reports were as follows: Bruce C. Blackwood had two late filings; Scott Fluegge had one late filing; Edwin C. Freeman had one late filing; Kristin A. Hlavka had one late filing; Roger H.D. Lacey had one late filing; and Michael Skucius had one late filing.

Five-Year Performance Graph

          The following graph presents, at the end of each of the Company’s last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return reported for the NASDAQ (U.S.), and the NASDAQ Telecommunications Index. Company information and each index assume the investment of $100 on the last business day before January 1, 2008 and the reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return

Company or Index	2008	2009	2010	2011	2012	2013
Communications Systems, Inc.	$100.000	$168.093	$199.115	$207.241	$162.342	$184.442
NASDAQ US	100.000	143.741	170.174	171.081	202.398	281.914
NASDAQ TELCOM	100.000	149.951	193.615	204.735	276.614	401.346

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

          Communication Systems, Inc. (the “Company”) is a leading supplier of products for telecommunications and data communications markets. It also provides information systems products and services for schools and businesses in southeast Florida. Our operations are organized and managed around our three primary business units: Suttle (“Suttle”), Transition Networks, Inc. (“TNI”) and JDL Technologies (“JDL”).

          This Compensation Discussion and Analysis (“CD&A”) covers our three fiscal years ending December 31, 2013, with emphasis on our 2013 fiscal year. It provides information regarding executive compensation objectives and policies, compensation plans for our Senior Executives (defined below), and compensation paid or potentially payable to the Senior Executives under these plans. This CD&A uses the following terms when discussing executive compensation:

•	“Board” means the Board of Directors of the Company.

•	“Committee” means the Compensation Committee of the Board.

•

“LTI Award” means the grant of an opportunity to earn compensation for long-term performance in cash or stock, or both, following the end of a multi-year period, but only if payment is justified by actual performance as compared to pre-established financial goals.

•

“Named Executive Officers” or “NEOs” means the nine individuals who served as a named executive officer during all or some portion of 2013 and whose compensation is reported in the Summary Compensation Table immediately following this CD&A. This includes: Curtis A. Sampson, our current Interim CEO, and Edwin C. Freeman, our current CFO; William G. Schultz, our CEO prior to September 4, 2013; David T. McGraw, our CFO until May 2013 and Kristin A. Hlavka, who served as Interim CFO from May through August 2013; Bruce C. Blackwood, the President and General Manager of Suttle; Scott Otis, the President and General Manager of TNI; Seweryn Sadura, the VP and GM of TNI until May 2013; and, Scott Fluegge, President and General Manager of JDL. For further information, see “Departures and Appointments of Named Executive Officers in 2013” below.

•	“Senior Executives” means a group consisting of the Named Executive Officers and other senior executives that collectively comprise our senior management team.

•	“Stock Option” means the right to purchase shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date the option is granted.

          This CD&A discusses compensation of our Senior Executives generally and provides more detailed information regarding compensation of our Named Executive Officers.

Compensation Philosophy and Objectives

          The Company’s philosophy with respect to compensation of the Company’s Senior Executives is based on the following objectives:

•	To align compensation with shareholder interests;

•	To reward both annual and sustained long-term performance;

•	To provide pay opportunities comparable to opportunities at companies with which the Company competes for management talent; and

•	To maintain internally fair and equitable compensation levels and practices.

          In furtherance of these objectives, over the last several years the Committee has placed increasing emphasis on performance-based compensation. In addition, when determining how much performance-based compensation should be paid in Company cash versus stock, the Committee has, over the last several years, increasingly emphasized payment of performance-based compensation in Company stock.

Role of the Committee and the Information Used to Determine Compensation

          One of the Committee’s primary responsibilities is to review and approve, or recommend for Board approval, compensation paid to the Company’s Chief Executive Officer, other Named Executive Officers, and other Senior Executives. The Committee carries out this responsibility pursuant to a written charter adopted by the Board. The Committee currently consists of four independent directors that serve on our Board. See “Corporate Governance and Board Matters – Director Independence” above. The Committee is also subject to Board oversight, and other members of the Board frequently participate in deliberations related to executive compensation. Additional information regarding the primary responsibilities of the Committee and its current members is provided above under the caption “Corporate Governance and Board Matters – the Board, Board Committees and Meetings.”

2012 Shareholder Advisory Vote

          In a non-binding, advisory vote at the Company’s 2012 Annual Meeting of Shareholders, the Company’s shareholder approved the Company’s executive compensation program as presented in the Company’s 2012 Proxy Statement. Of the shareholders voting on this matter, 78.8% voted to approve the Company’s executive compensation, 11.7% voted against approval and 9.5% abstained. The Board and Compensation Committee are gratified by this favorable vote and did not materially change the Company’s approach to executive compensation in 2013. Another non-binding advisory vote on the Company’s executive compensation program will be conducted at our 2015 Annual Meeting of Shareholders.

Compensation Consultant

          Under its charter, the Committee has the authority to select, retain, and compensate executive compensation consultants and other experts as it deems necessary to carry out its responsibilities. From August 2010 through early-2011, the Committee engaged Pearl Meyer & Partners (“PM&P”), a large, national compensation consulting firm, to conduct an extensive study of the overall structure of our compensation program and each of the primary components of our compensation program to determine whether we were paying “competitive” compensation, whether our approach was in line with “best practices” for public companies and whether we should change our approach to compensation to better align the interests of our Senior Executives with the interests of our shareholders. Based on the results of the study, which PM&P completed in 2011 (the “2011 PM&P Study”), the Committee and the Board approved a number of changes in 2011 to our approach to executive compensation (some of which are discussed in greater detail in the remainder of this CD&A).

Comparative Data

          The Compensation Committee has adopted a practice of regularly comparing compensation it pays to Senior Executives to compensation paid by companies of similar size and scope (“comparator group”) so that it will have comparative data for assessing the Company’s market position in compensation levels and practices. As part of the 2011 PM&P study, PM&P gathered data from a comparator group and determined median compensation paid for base salary, annual incentive compensation and long-term incentive compensation, as well as related compensation practices, and compared this information to compensation amounts and practices for the Named Executive Officers and other Senior Executives. Based on this comparison, PM&P made recommendations regarding 2011 executive compensation. Information about comparative group compensation practices in the 2011 PM&P Study also guided determinations of 2012 compensation of the Senior Executives.

          In September 2012, the Committee engaged PM&P to update its 2011 study, including an update of the comparator group (the “2012 PM&P Study”). The comparators used for the 2012 PM&P study consisted of the following companies (a group that includes 13 companies that were part of the comparator group in the 2011 study):

CalAmp Corp.	LeCROY Corporation	Nortech Systems, Inc.
Digi International Inc.	LoJack Corporation	Oplink Communications, Inc
DTS Inc.	Meru Networks Inc.	Optical Cable Corp.
Hutchinson Technology, Inc.	Network Engines, Inc.	ShoreTel, Inc.
KVH Industries Inc.	Network Equipment Technologies Inc.	Zhone Technologies, Inc.

The information in the 2012 PM&P Study validated that 2012 compensation of our Named Executive Officers was generally near the median of compensation paid by the comparator group, and was also used in connection with determinations regarding 2013 compensation of our Named Executive Officers.

Internal Compensation Committee

          In determining compensation to be paid to the Named Executive Officers and other Senior Executives during the three years ended December 31, 2013, the Committee solicited advice and recommendations from the Company’s Internal Compensation Committee, which consisted of four Company officers: the CEO, CFO, Vice President of Human Resources and Controller. However, neither the Internal Compensation Committee acting collectively, nor any of its members had any authority to determine the amount or form of compensation paid to any NEO or any other Senior Executive. All determinations of compensation paid to the NEOs and other Senior Executives were made by the Compensation Committee, subject to oversight by our Board.

Discussion of Executive Officer Compensation

Overview of Components of Executive Compensation

          Total compensation paid to Senior Executives in 2011, 2012 and 2013 consisted almost exclusively of the following elements: base salary, annual bonus compensation, Long Term Incentive Awards, and Stock Option grants. The following table summarizes:

•	Why we choose to pay each of these components to our Senior Executives;

•	What each component is designed to reward and form of payment; and

•	How we determine the amount for each component.

Element of Compensation	Why Component is Paid, Form of Payment & What it Rewards	How Component Was Determined for FY 2013
Base Salary	Provides a fixed level of cash income appropriate to the position. Based on the individual’s experience, scope of responsibility and the level of performance.	Set at levels near median of market data
Annual Bonus Compensation

Provides incentive to achieve annual Company-wide or business unit objectives.

Paid primarily in cash; stock grants for performance substantially greater than target goal.

Rewards achievement only if actual performance is within Committee-determined performance goals representing minimum, target and maximum levels of achievement.

Target bonus is a percentage of base salary
Long Term Incentive Awards (“LTI Awards”)

Provides an incentive to build long-term shareholder value based on achieving multi-year goals (a three-year period in 2013).

Aligns executives to interests of shareholders.

Payout of 2013 LTI Awards, if earned, occurs in 2016 and will consist of 100% stock.

Rewards superior long-term performance.
Facilitates executive retention.

Grant date value of LTI Award is a percentage of the Senior Executive’s base salary
Stock Options

A right to purchase shares equal to market price when granted; option only valuable as stock price appreciates.

2013 stock options vest over 4 years; expire in 2020.

Provides incentive for delivering long-term shareholder value and aligns interests of executives with shareholders.

Rewards superior long-term performance.

Facilitates executive retention.

Grant date value of Stock Options (based on the Black-Scholes valuation model) granted to each Senior Executive is a percentage of base salary

          Over the next several pages we present further information regarding each of these components, as well as other benefits provided and compensation paid to our Senior Executives. is presented.

Departures and Appointments of Named Executive Officers in 2013

          During 2013, three Named Executive Officers left the Company, and others were appointed to fill their position on an interim or permanent basis. Mr. David T. McGraw retired as Chief Financial Officer in May 2013, and Ms. Kristin A. Hlavka, the Company’s Controller was appointed as Interim CFO, serving in this capacity until September 2013, when Mr. Edwin C. Freeman began serving as CFO. Also in May 2013, Mr. Seweryn Sadura, Vice President and General Manager of Transition Networks, Inc., resigned. He was not replaced until September 2013, when Mr. Scott Otis began serving as President and General Manager of Transition. On September 4, 2013, William G. Schultz, the Company’s Chief Executive Officer at the beginning of 2013, resigned, and the Company’s Chairman of the Board, Curtis A. Sampson, was appointed and began serving as Interim CEO. Compensation of each of these individuals for the period they were employed by the Company is presented as the 2013 compensation of the Company’s Named Executive Officers in the remainder of this CD&A and in the Summary Compensation Tables that follow, along with compensation of Mr. Bruce C. Blackwood and Mr. Scott Fluegge who served as NEOs throughout 2013.

Base Salaries

          Base salaries of the Company’s executive officers are established by reference to average base salaries paid to executives in similar positions with similar responsibilities using information supplied by PM&P and other sources. Base salaries are generally reviewed annually in December of each year and adjustments are made effective as of January 1 of the following year. From time to time, however, promotions and other events require adjustments at other points in the year. While emphasis is placed on measurable financial factors, when it determines base salaries the Committee also considers factors such as development and execution of strategic plans, changes in areas of responsibility, potential for assuming greater responsibility and the development and management of employees,. The Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

          At the beginning of 2013, based generally on market data provided by PM&P in its 2012 study, the following adjustments were made in base salaries of individuals then serving as our Named Executive Officers: Mr. Schultz, 7.2% increase; Mr. McGraw, 3.5% increase; Mr. Sadura, 3.0% increase; Mr. Blackwood, 5.0% increase; and Mr. Fluegge, 9.1% increase. As discussed above, Mr. Schultz, Mr. McGraw and Mr. Sadura left the Company during 2013. Mr. Schultz’s successor, Mr. C. Sampson, agreed to serve as Interim CEO without compensation beyond compensation for his service on the Board. Mr. Freeman and Mr. Otis, the permanent successors to, respectively, Mr. McGraw and Mr. Sadura, negotiated base salaries in connection with being appointed to their respective positions.

          The following table shows the annual rate of the base salary of each individual who served as a NEO during all or part of 2013 and the actual amount of base salary paid to each such NEO in 2013.

Named Executive Officer	Position	Annual Rate of Base Salary	Amount Paid in 2013 as Base Salary
William G. Schultz	Chief Executive Officer	$311,680	$223,282
Curtis A. Sampson	Interim Chief Executive Officer	-0-	-0-
David T. McGraw	Chief Financial Officer	$261,814	$120,463
Kristin A. Hlavka	Interim Chief Financial Officer	$124,389	$124,389
Bruce C. Blackwood	President & General Manager Suttle	$198,135	$198,135
Edwin C. Freeman	Chief Financial Officer	$200,000	$56,154
Seweryn Sadura	TNI Vice President & General Manager	$180,250	$73,264
Scott Otis	TNI President & General Manager	$194,775	$54,687
Scott Fluegge	President & General Manager JDL	$180,000	$180,000

Annual Bonus Plan

          Annual bonuses are typically paid under the Company’s Annual Bonus Plan (“Bonus Plan”) to NEOs and other Senior Executives following the end of each fiscal year based on achievement in relation to objective financial goals set at the beginning of the fiscal year. These bonuses are intended to provide Senior Executives with an opportunity to receive additional, generally cash compensation, but only if justified by achievement in relation to pre-established financial goals.

          At the beginning of each fiscal year, the Committee determines what objective performance measures it will use to assess financial performance by the Company overall and by each business unit. In addition, the Committee assigns a percentage weight to the various measures that is applied when determining the total bonus to be paid to each executive, with primary emphasis given to revenue and operating income. The Committee concurrently determines specific goals for each of these performance measures. Most performance measures, both for overall Company performance and for business unit performance, have three goals to which achievement is compared: “threshold,” “target” and “maximum,” with “target” goals generally being equal to the Company’s budget for that performance measure.

          Whether and to what extent annual bonus compensation is paid is determined following the end of quarterly, semi-annual and annual periods. For certain performance measures (“Category 1 Performance Measures”), a comparison of achievement to performance goals is made after the end of each of the four quarters and after year end. With respect to Category 1 Performance Measures, the Company compares quarterly results and annual results to goals, and a bonus is paid if quarterly or annual performance (overall or for the business unit, as applicable) is at least 80% of the target goal for that performance measure. For other performance measures (“Category 2 Performance Measures”), a comparison of achievement to performance goals is made after six months and after twelve months. With respect to Category 2 Performance Measures, the Company compares six month and twelve month results to goals, and a bonus is paid if six month or twelve month achievement (overall or for the business unit, as applicable) is at least 80% of the target goal for that performance measure. Finally, for a third set of performance measures (“Category 3 Performance Measures”), a comparison of achievement to performance goals is made after the first and second half of the year, and for the year as a whole. With respect to Category 3 measures, the Company compares six month, twelve month and annual results to goals, and a bonus is paid if six month, twelve month or annual achievement equals or exceeds the goal established for each period.

The following table presents for fiscal 2013 (i) the performance measures selected to measure consolidated Company performance and business unit performance, (ii) the “performance measure category” used to determine how often and for what time period performance is measured, (iii) the relative weight assigned to each of the performance measures in determining annual bonus compensation, (iv) threshold, target, and maximum achievement levels for each performance measure selected, and (v) actual 2013 achievement under each performance measure and percentage of achievement compared to target.

Performance Measure	Performance Measure Category*	% Weight Assigned	Annual Threshold Goal ($)	Annual Target Goal ($)	Annual Maximum Goal ($)	Actual Achievement ($)	% of Target Performance Achieved
Company
Total Revenue	1	30%	116,830,400	146,038,000	175,245,600	131,319,510	90%
New Product Revenue	2	10%	16,630,974	20,788,717	24,946,460	9,020,581	43%
International Revenue	2	10%	18,320,000	22,900,000	27,480,000	18,047,330	79%
Operating Income	1	40%	7,878,400	9,848,000	11,817,600	8,683,371	88%
Inventory **	2	5%	n/a	31,000,000	n/a	27,818,974	100%
Suttle Receivables **	2	2.5%	n/a	45 days	n/a	41 days	100%
TNI Receivables **	2	2.5%	n/a	62 days	n/a	63 days	0%

TNI
Total Revenue	1	30%	48,560,000	60,700,000	72,840,000	43,856,640	72%
New Product Revenue	2	15%	8,150,974	10,188,717	12,226,460	5,235,456	51%
International Revenue	2	15%	12,960,000	16,200,000	19,440,000	13,500,727	83%
Operating Income	1	30%	5,548,000	6,935,000	8,322,000	2,521,994	36%
Inventory **	2	5%	n/a	15,250,000	n/a	11,500,846	100%
Receivables **	2	5%	n/a	62 days	n/a	63 days	0%

Suttle
Total Revenue	1	30%	41,600,000	52,000,000	62,400,000	54,346,428	105%
New Product Revenue	2	15%	8,480,000	10,600,000	12,720,000	3,785,125	36%
International Revenue	2	15%	5,360,000	6,700,000	8,040,000	4,546,604	68%
Operating Income	1	30%	3,062,400	3,828,000	4,593,600	5,511,492	144%
Inventory **	2	5%	n/a	15,750,000	n/a	16,318,128	0%
Receivables **	2	5%	n/a	45 days	n/a	41 days	100%

JDL
New Business Revenue	1	40%	3,355,723	4,194,654	5,033,585	2,201,218	52%
New Customer Gross Margin	3	30%	1,769,205	2,211,506	2,653,807	2,912,753	132%
Operating Income	3	30%	2,827,200	3,534,000	4,240,800	4,023,603	114%

* Whether and to what extent annual bonus compensation is paid is determined following the end of quarterly, semi-annual and annual periods. For Category 1 Performance Measures, a comparison of achievement to performance goals is made after the end of each of the four quarters and after year end. For Category 2 Performance Measures, a comparison of achievement to performance goals is made after six months and after twelve months. With respect to Category 3 Performance Measures, a comparison of achievement to performance goals is made after the first and second half of the year, and for the year as a whole.

** Only a target goal is established for inventory and receivable performance measures.

          Concurrent with determining and assigning weight to the various performance measures, and the goals against which achievement is measured, the Committee determines a “target” bonus opportunity and a “maximum” bonus opportunity that may be earned by each of the Senior Executives as a percentage of their base salary if actual performance exceeds applicable threshold performance goals. In 2013, the “target” annual bonus opportunity assigned to the Senior Executives ranged from 25% to 70% of their respective base salaries, and their respective “maximum” bonus opportunities were two times their respective target bonus opportunities if actual achievement equaled or exceeded maximum performance goals.

          Bonuses paid to Named Executive Officers leading the entire enterprise, rather than a specific business unit, are based on comparing the Company’s actual annual consolidated performance to the “threshold,” “target” and “maximum” goals for performance measures used to measure overall Company actual performance. Bonuses paid to Named Executive Officers that lead business units are based on comparing the actual performance of the leader’s respective business unit to the “threshold,” “target” and “maximum” goals for performance measures used to measure that business unit’s performance. While bonuses are paid primarily in cash, under the Annual Bonus Plan stock grants will be made in lieu of cash when actual quarterly and annual revenues exceed 110% of target revenues for the quarter or the full fiscal year.

          The table below presents the bonus opportunity for the six Named Executive Officers participating in the 2013 Bonus Plan as a percentage of their respective base salaries upon achievement of the “target” goal or “maximum” goal for each performance measure (weighted as indicated above), the dollar value of the opportunity at target and maximum achievement, and the actual amount paid in cash under the Company’s 2013 Annual Bonus Plan to the six NEOs participating in the 2013 Bonus Plan.

Named Executive Officer	Bonus Opportunity at Target Achievement as % of 2013 Base Salary	Dollar Value of Bonus Opportunity at Target Achievement	Bonus Opportunity at Maximum Achievement as % of 2013 Base Salary	Dollar Value of Bonus Opportunity at Maximum Achievement	Annual Bonus Paid Based on Actual Achievement

William G. Schultz	70%	$218,176	119%	$370,899	$83,969*

David T. McGraw	55%	143,998	94%	244,796	27,636*

Kristin Hlavka	25%	31,097	38%	46,646	17,245

Bruce Blackwood	50%	99,068	88%	173,368	88,367

Seweryn Sadura	50%	88,367	88%	157,719	0

Scott Fluegge	50%	90,000	119%	153,000	68,995

* Pro-rated for months employed in 2013.

          Because NEOs C.A. Sampson, Freeman and Otis became executive officers in September 2013, they did not participate in the Bonus Plan adopted at the beginning of 2013. Pursuant to agreements with the Company when hired, Mr. Freeman was paid a bonus of $25,000 for 2013, $12,500 of which was guaranteed and $12,500 of which he earned by achieving specified short-term objectives relating to assuming the responsibilities of his position; and Mr. Otis was paid a 2013 bonus of $24,347, $12,174 of which was guaranteed and $12,173 of which he earned by achieving specified short-term objectives in 2013 relating to assuming the responsibilities of his position.

Long-Term, Performance-Based Compensation

Components of Long-Term, Performance-Based Compensation

          For the 2011 to 2013 period, the Company has provided the two forms of long-term, performance-based compensation to its Senior Executives:

•

Long Term Incentive Awards (“LTI Awards”), which provide for payouts in cash and stock after the end of three-year performance periods to the extent justified by actual performance compared to performance goals.

•	Stock Options, which are granted on an annual basis, vest over four years, and only offer value to the executive if the Company’s stock price increases over the option exercise price.

          LTI Awards and Stock Options granted to our Senior Executives are determined under a unified framework under which the Committee first determines a total opportunity (expressed in dollars) that each Senior Executive will be given to earn long-term incentive compensation (“Total Target LTI Opportunity”). The Total Target LTI Opportunity for each Senior Executive is determined as a percent of each executive’s base salary. In 2013, the Committee assigned a Total Target LTI Opportunity to the Senior Executives as a percentage ranging from 20% to 100% of their respective 2013 base compensation. An allocation of this Total Target LTI Opportunity is then made to LTI Awards and Stock Options. In 2013 Committee allocated 70% of each executive’s Total Target LTI Opportunity to an LTI Award and 30% to Stock Options.

          The following table presents for each Named Executive Officer to which a Total Target LTI Opportunity was assigned at the beginning of 2013, the percent of base compensation that was used to determine that officer’s respective Total Target LTI Opportunity, the grant date dollar value of the Total Target LTI Opportunity, and the allocation of this total dollar value to LTI Awards and Stock Option grants.

		Total Target Long Term Opportunity(1)		Allocation of Total Dollar Value of Target Long Term Opportunity
	2013 Base	% Base Salary	Grant Date Dollar Value	Incentive Awards	Stock Options

Mr. Schultz	311,680	100%	311,680	$218,176	$93,504

Mr. McGraw	261,814	60%	157,088	109,962	47,127

Ms. Hlavka	124,389	20%	24,878	17,414	7,464

Mr. Blackwood	198,135	40%	79,254	55,478	23,776

Mr. Sadura	180,250	40%	72,100	50,470	21,630

Mr. Fluegge	180,000	40%	72,100	50,400	21,600

(1)	Allocated 70% to LTI Awards and 30% to Stock Options as presented, respectively, in the last two columns.

Overview of Long Term Incentive Awards

          LTI Awards have been granted to executives since 2011 under the Company’s “Long-Term Incentive Plan” or “LTI Plan.” The LTI Plan provides that LTI Awards may be paid out in Company stock or cash to the extent earned in relation to long-term performance goals as determined at the beginning of each three-year performance period. At the beginning of 2011, the Committee determined payouts for the 2011 – 2013 Performance Period would be 50% stock and 50% cash; at the beginning of 2012, the Committee determined payouts for the 2012 – 2014 Performance Period would be 75% stock and 25% cash; and, at the beginning of 2013, the Committee determined payouts for the 2013 – 2015 Performance Period would be 100% stock.

          Long-term performance is measured over three-year Performance Periods that are established every year. Under the LTI Plan, at the beginning of each three-year performance period, the Company selects objective performance measures and determines Minimum, Target and Maximum performance goals for each measure. For LTI Awards covering the 2011 – 2013, 2012 – 2014, and 2013 – 2015 Performance Periods, the Committee selected as performance measures (i) consolidated pretax average return on assets over the three-year period (“Three Year Average ROA) and (ii) consolidated cumulative revenue over the three-year period (“Three Year Cumulative Revenue”), and established Minimum, Target, and Maximum performance goals for each of these performance measures. As discussed above, at the beginning of each performance period, LTI Awards were granted to each Senior Executive with each award providing for a Target opportunity having a value equal to 70% of the executive’s Total LTI Opportunity, if the Target performance goals are achieved, and a Maximum opportunity two times the amount of the Target opportunity, if the performance goals at Maximum are achieved.

          Following the end of each Performance Period, the Committee determines the amount payable under the LTI Awards by comparing actual performance against the goals. The Committee measures actual consolidated pretax return on assets (“ROA Achievement”) compared to Minimum, Target and Maximum performance goals for the Three Year Average ROA and measures actual revenue (“Revenue Achievement”) compared to Minimum, Target and Maximum performance goals for the Three Year Cumulative Revenue. In each case, actual performance equal to or less than the Minimum performance goal will represent 0% achievement, actual performance equal to the Target performance goal will represent 100% achievement, and actual performance at or above the Maximum performance goal will represent 200% achievement. ROA Achievement and Revenue Achievement are then plotted on a matrix where one axis (from 0% to 100%) represents performance goals for Three Year Average ROA over the range from Minimum to Target to Maximum, and the other axis (from 0% to 100%) represents performance goals for Three Year Cumulative Revenue over the range from Minimum to Target to Maximum. The intersection of ROA Achievement and Revenue Achievement on the matrix will determine a percentage that will be multiplied by the amount of the Target opportunity specified in the LTI Award for each Senior Executive to determine the payout earned by that executive.

          The following table provides hypothetical payouts of LTI Awards as a percentage of the Award’s Target LTI Opportunity based on various hypothetical combinations of ROA Achievement and Revenue Achievement.

ROA Achievement Compared to Goal	Revenue Achievement Compared to Goal	% Payout of LTI Award

ROA Achievement less than or equal to Minimum Performance Goal	Revenue Achievement less than or equal to Minimum Performance Goal	0%

ROA Achievement at mid-point between Minimum Performance Goal and Target Performance Goal	Revenue Achievement at mid-point between Minimum Performance Goal and Target Performance Goal	70.83%

ROA Achievement equal to 100% of Target Performance Goal	Revenue Achievement equal to 100% of Target Performance Goal	100%

ROA Achievement at mid-point between Target Performance Goal and Maximum Performance Goal	Revenue Achievement at mid-point between Target Performance Goal and Maximum Performance Goal	141.67

ROA Achievement equal to or greater than Maximum Performance Goal	Revenue Achievement equal to or greater than Maximum Performance Goal	200%

Long Term Awards for the 2011 - 2013 Performance Period

          Performance Measures and Performance Goals. For Incentive Awards covering the 2011 - 2013 Performance Period, the Committee selected the following Minimum, Target and Maximum performance goals for the Three Year Average ROA and Three Year Cumulative Revenue:

	Minimum	Target	Maximum

Three Year Average ROA	13%	17%	20%

Three Year Cumulative Revenue	$400 million	$430 million	$460 million,

          LTI Awards. As discussed above, at the beginning of 2011, LTI Awards were granted to each Senior Executive then employed by the Company for the 2011 – 2013 Performance Period. Each LTI Award specified a Target Opportunity in dollars equal to 70% of the executive’s Total LTI Opportunity that would be payable if Target performance goals were achieved paid and a Maximum opportunity two times the amount of the Target opportunity, if the performance goals at Maximum were achieved. Each LTI Award in 2011 provided that any payout earned under the LTI Award would payable in 75% cash and 25% in stock. The following table presents the opportunities under LTI Awards for eligible Named Executive Officers:

	Target Incentive Opportunity Payable under the LTI Plan		Maximum Incentive Opportunity Payable under the LTI Plan
Named Executive Officer	Potential Cash Payable at Target	Potential Shares Issuable	Potential Cash Payable at Maximum	Potential Shares Issuable

William G. Schultz	$49,350	3,270	$98,700	6,540

David T. McGraw	$52,080	3,450	$104,160	6,900

Kristin A. Hlavka	$4,961	329	$9,922	658

Bruce C. Blackwood	$27,720	1,835	$55,440	3,670

Seweryn Sadura	$23,100	1,530	$46,200	3,060

          NEOs Fluegge, C.A. Sampson, Freeman and Otis were not employed by the Company in 2011 and did not receive any LTI Award for the 2011 – 2013 Performance Period.

          2011 – 2013 Performance Compared to Goals. The Company’s actual Three Year Average ROA was 14.4% and the Company’s actual Three Year Cumulative Revenue Achievement was $380 million. Because the Company’s 2013 Revenue Achievement was less than $400 million, there was no payout for LTI Awards for the 2011 - 2013 Performance Period.

Long Term Awards for the 2013 - 2015 Performance Period

          For Incentive Awards covering the 2013 - 2015 Performance Period, the Committee again selected Three Year Average ROA and Three Year Cumulative Revenue, and established Minimum, Target, and Maximum performance goals for each of these performance measures. Also, at the beginning of 2013, Incentive Awards were granted to each Senior Executive for the 2013 – 2015 performance period, and each award provided for a Target opportunity to earn cash and stock having a value equal to 70% of the executive’s Total LTI Opportunity, if the Target performance goals are achieved, and a Maximum opportunity two times the amount of the Target opportunity, if the performance goals at Maximum are achieved.

          Following the end of fiscal 2015, the Committee will determine the amount payable under the 2013 Incentive Awards by comparing actual performance against the goals. The Committee will (i) measure actual ROA Achievement compared to Minimum, Target and Maximum performance goals for the Three Year Average ROA and (ii) measure Revenue Achievement compared to Minimum, Target and Maximum performance goals for the Three Year Cumulative Revenue. Actual ROA Achievement and Revenue Achievement will then be plotted on a matrix where one axis represents performance goals for Three Year Average ROA over the range from Minimum to Target to Maximum, and the other axis represents performance goals for Three Year Cumulative Revenue over the range from Minimum to Target to Maximum. The intersection of ROA Achievement and Revenue Achievement on the matrix will determine a percentage that will be multiplied by the amount of the Target opportunity specified in the Incentive Award for each Senior Executive to determine the payout earned by that executive. The amount earned for the 2013 Incentive Awards, when determined after 2015, will be paid 100% in Company stock. The number of shares that will be issued following the end of the 2013 - 2015 Performance Period will be determined by dividing 100% of the total payout earned under the LTI Award by $10.41, which represents the average closing price for CSI stock over the 20 business days ending March 28, 2013.

          Five Named Executive Officers are eligible to receive payouts for qualifying performance during the 2013 - 2015 Performance Period of the Long-Term Incentive Plan. The following table shows the amount of shares of stock that may be issued to the three Named Executive Officers at Target and Maximum Levels of Performance for the 2013 – 2015 Performance Period. As explained above, if achievement is below the Target performance goals, the amount cash and stock compensation earned will be less than the Target opportunity, and if achievement fails to meet the Minimum performance goals, the participant will not be entitled to any payment.

	Target Incentive Opportunity Payable under the LTI Plan		Maximum Incentive Opportunity Payable under the LTI Plan
Named Executive Officer	$ Value of Opportunity	Potential Shares Issuable	$ Value of Opportunity	Potential Shares Issuable

Mr. Schultz*	$48,484	4,657	$96,968	9.315

Mr. McGraw*	$15,273	1,467	$30,546	2,934

Mr. Blackwood	$55,478	5,329	$110,956	10,658

Mr. Fluegge	$50,400	4,841	$100,800	9,682

Ms. Hlavka	$17,414	1,673	$34,829	3,346

*

Amounts pro-rated. Under their respective severance agreements, each of these two former executives will receive a portion share of the payout to which he would otherwise be entitled if still employed by the Company on December 31, 2015, prorated for the period from January 1, 2013 to the date his employment terminated.

Stock Options

          We grant Stock Options as the second component of our long-term, performance-based compensation program for Senior Executives. Because stock options only deliver value if the price of the Company’s stock increases over the term of the option, we believe this provides a further and distinctive form of motivation for executive performance. We determined the number of shares covered by options granted to each Senior Executive in 2013 by dividing 30% of the dollar value of the Total Target LTI Opportunity allocated to such executive as discussed above by $1.52, an amount determined by using a Black Scholes valuation for the options based on a share price of $10.10. The exercise price of each option is $10.10 (the closing market price on March 15, 2013); and, each option vests 25% each year beginning March 15, 2014 and expires February 15, 2020.

          The following table presents stock options granted to the Named Executive Officers in March 2013:

Name of Senior Executive	Value of LTI Opportunity Allocated to Stock Options*	Shares Covered by Option Grant
Mr. Schultz	$93,504	61,516

Mr. McGraw	$47,127	31,004

Ms. Hlavka	$7,463	4,910

Mr. Blackwood	$23,776	15,642

Mr. Sadura	$21,630	14,230

Mr. Fluegge	$21,600	14,211

*	30% of executive’s total LTI Opportunity

          In September 2013, in connection with their appointment as NEOs, but not pursuant to the Company’s 2013 Long Term Performance-Based Compensation Plan, Mr. Freeman and Mr. Otis were granted Stock Options to purchase, respectively, 5607 shares and 3641 shares of Company common stock.

Other Compensation

          In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other U.S. based employees, our Senior Executives receive other compensation in various forms, primarily the following:

•

An annual contribution to the Company’s Employee Stock Ownership Plan and Trust (“ESOP”), generally equal to 3% of the executive’s W-2 income, which is used to acquire shares of the Company’s stock that are beneficially owned by the Executive inside the ESOP.

•	An annual matching contribution of up to 50% of each executive’s personal contribution to the Company’s 401(k) Plan up to the first 6% of such personal contribution.

•	A car allowance or company car.

•	In individual, unique circumstances, additional compensation to support an overseas assignment or travel to a residence away from the Company’s offices.

          The amount of such other compensation for our Named Executive Officers is presented in the column titled “All Other Compensation” under the “Summary of Executive Compensation Table,” and the “Other Compensation Table.”

Stock Ownership Guidelines

          The Company has adopted guidelines for stock ownership by our Senior Executives. For our Chief Executive Officer, the guideline is beneficial ownership of shares valued at three times base salary; for our Chief Financial Officer the guideline is beneficial ownership of shares valued at two times base salary; and, for all other Senior Executives, guideline is being a beneficial owner of shares having a value equal to one times base salary. Stock ownership includes shares held directly and shares beneficially held in the Company’s ESOP, but does not include unexercised stock options or shares potentially payable under Incentive Awards. The Company annually reviews progress towards achieving ownership equal to the ownership guidelines.

Consideration of Risk in Compensation

          The Company believes placing substantial emphasis on long-term incentive compensation encourages executives to direct their efforts to promote the creation of long-term shareholder value and that promoting the creation of long-term value discourages behavior that leads to excessive risk. The Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risk taking:

•	We balance rewards for short and long-term decision making by providing both annual bonus compensation and long-term incentive compensation.

•	Our long-term incentives in the form of stock options become exercisable over a four-year period and remain exercisable for up to seven years from the date of grant.

•	Our Incentive Awards become payable only if, after completion of a multi-year period, actual performance over the period compared to pre-established performance goals justifies a payment.

•

Because of our stock ownership guidelines, officers and key employees require all executives to make progress towards owning stock equal to at least one times their base compensation, we believe our Named Executive Officers would become less likely to expose the Company to inappropriate or unnecessary risks.

•

The financial metrics used in our incentive compensation programs are measures the Committee believes drive long-term shareholder value. Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short term results. In addition, all forms of incentive compensation specify a maximum amount that cannot exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

Compensation Committee Report

          The Committee has reviewed the Compensation Discussion and Analysis set forth above. Based upon this review, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                         Submitted by the Compensation Committee of CSI’s Board of Directors

          Richard A. Primuth (Chair) Luella G. Goldberg Roger H.D. Lacey Gerald D. Pint

SUMMARY COMPENSATION TABLE

          The following table presents information regarding compensation earned in 2013, 2012, and 2011 for services in all capacities by (i) Curtis A. Sampson, the Company’s Interim Chief Executive Officer, (ii) William G. Schultz, the Company’s Chief Executive Officer, (iii) Edwin C. Freeman, the Company’s Chief Financial Officer, (iv) Kristin A. Hlavka, the Company’s Interim Chief Financial Officer, (v) David T. McGraw, the Company’s Chief Financial Officer, (vi) the three other most highly compensated executive officers of the Company in 2013, and (vii) one additional individual (Mr. Sadura) who was no longer serving as an executive officer at year end (together referred to as the “Named Executive Officers,” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Award (#)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Curtis A. Sampson	2013	-	-	40,000	-	-	-	67,500	107,500
Chairman and Interim
Chief Executive
Officer (5)

William G. Schultz	2013	223,282	-	20,075	93,504	83,969	19,731	347,650	788,211
President and Chief	2012	290,700	-	-	87,210	27,042	-	23,750	428,702
Executive Officer (6)	2011	263,269	-	9,071	34,623	274,879	-	16,461	598,303

Edwin C. Freeman	2013	56,154	25,000	51,928	11,999	-	-	55,252	200,333
Chief Financial
Officer (7)

Kristin A. Hlavka	2013	124,389	8,060	33,979	7,463	17,245	936	8,601	200,673
Interim Chief
Financial Officer (8)

David T. McGraw	2013	120,463	-	26,285	47,126	27,636	26,214	174,544	422,268
Chief Financial	2012	252,960	-	-	45,533	18,489	-	21,454	338,436
Officer (9)	2011	248,000	-	-	36,548	233,340	-	21,200	546,110

Bruce Blackwood	2013	198,135	-	697	23,776	88,367	-	33,613	344,589
Vice President and	2012	188,700	-	-	21,000	83,715	-	45,372	338,486
General Manager,	2011	185,000	-	-	19,443	70,066	-	42,583	317,092
Suttle

Scott Otis	2013	54,687	24,347	-	7,792	-	-	2,766	89,591
President and General
Manager, Transition
Networks (10)

Seweryn Sadura	2013	73,264	-	-	21,630	-	-	116,621	211,515
Vice President and	2012	175,000	-	-	22,645	17,499	-	19,815	234,459
General Manager,	2011	157,500	-	12,305	15,950	97,489	-	18,881	302,125
Transition Networks (11)

Scott Fluegge Vice	2013	180,000	-	-	21,601	68,995	-	17,716	288,311
President and General	2012	165,000	-	-	19,800	3,342	-	9,878	198,020
Manager, JDL	2011	6,346	-	-	-	-	-	-	6,346
Technologies

(1)

Represents stock earned under the Company’s Annual Bonus Plan and Long-Term Incentive Plan (“LTI Plan”) for recipients other than Curtis Sampson, Edwin Freeman and Kristin Hlavka. The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 9, “Stock Compensation” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. For further information see “CD&A - Discussion of Executive Officer Compensation” at page 22.

(2)

The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 9, “Stock Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. For further information see “CD&A-– Discussion of Executive Officer Compensation” beginning at page 22.

(3)	Represents amounts earned under the Company’s Performance Unit Plan. See “Non-Equity Incentive Plan Compensation Table” below.

(4)	See “Other Compensation Table” below.

(5)	Mr. Sampson was appointed as interim Chief Executive Officer of the Company effective September 3, 2013.

(6)	Mr. Schultz served as the Chief Executive Officer of the Company until September 3, 2013.

(7)

Mr. Freeman was appointed as the Chief Financial Officer of the Company effective September 3, 2013. Mr. Freeman’s $51,928 stock awards included $40,000 of non-employee director awards that were forfeited when he was appointed CFO.

(8)	Ms. Hlavka served as interim Chief Financial Officer of the Company from May 21, 2013 until September 3, 2013.

(9)	Mr. McGraw served as Chief Financial Officer of the Company until May 21, 2013.

(10)	Mr. Otis was appointed President and General Manager of Transition Networks on September 4, 2013.

(11)	Mr. Sadura served as Vice President and General Manager of Transition Networks until May 13, 2013.

Non-Equity Incentive Plan Compensation Table

          The following table provides a breakdown of information under the column “Non-Equity Incentive Plan Compensation” in the preceding Summary Executive Compensation Table. For further information see “CD&A—Discussion of Executive Officer Compensation” beginning at page 22.”

Name	Year	Short-Term Plans ($)	Long-Term Plans ($)

Mr. Sampson	2013	-	-

Mr. Schultz	2013	83,969	-
	2012	27,042	-
	2011	213,916	60,962

Mr. Freeman	2013	-	-

Ms. Hlavka	2013	17,245	-
	2012	3,826	-
	2011	31,728	4,445

Mr. McGraw	2013	27,636	-
	2012	18,489	-
	2011	172,864	60,476

Mr. Blackwood	2013	88,367	-
	2012	83,715	-
	2011	63,594	6,473

Mr. Otis	2013	-	-

Mr. Sadura	2013	-	-
	2012	17,499	-
	2011	97,489	-

Mr. Fluegge	2013	68,995	-
	2012	3,342	-
	2011	-	-

Other Compensation Table

          The following table provides a breakdown of information under the column “Other Compensation” above.

Name	Year	Contributions to Defined Contribution Plan ($)	Non-Elective Contributions to CSI Defined Contribution Plan ($)	Severance	Non- employee Director/ Chairman Fees	Other(1)	Total ($)

Mr. Sampson	2013	-	-	-	67,500		67,500

Mr. Schultz	2013	-	8,750	311,680	-	27,220	347,650

Mr. Freeman	2013	-	606	-	52,470	2,176	55,252

Ms. Hlavka	2013	4,300	4,301	-	-	-	8,601

Mr. Otis	2013	-	590	-	-	2,176	2,766

Mr. McGraw	2013	-	4,333	153,061	-	17,151	174,544

Mr. Blackwood	2013	7,650	6,213	-	-	19,750	33,613

Mr. Sadura	2013	-	2,755	100,000	-	13,866	116,621

Mr. Fluegge	2013	5,481	4,485	-	-	7,750	17,716

(1)

The Other amount consists of car allowances ($7,750 per year, pro rated for those serving less than a full year) and accumulated Personal Time Off (“PTO”) payments for Mr. Schultz ($27,220), Mr. McGraw ($17,151), and Mr. Sadura ($13,866). Mr. Blackwood also received a travel allowance of $12,000.

Grants of Plan-Based Awards in 2013

          The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ending December 31, 2013.

							All Other Option Awards Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All other awards		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Mr. C. Sampson	5/21/2013	-	-	-	-	4,040(4)	-	-	$40,000

Mr. Schultz	3/15/2013	-	-	-	-	-	61,516(5)	10.10	93,504
	3/28/2013	-	-	-	3,144	-	-	-	30,874
	3/28/2013	-	-	20,958	41,916	-	-	-	205,808
	3/15/2013	218,176	316,355	-	-	-	-	-	-

Mr. Freeman	5/21/2013	-	-	-	-	4,040 (4)	-	-	40,000
	9/5/2013	-	-	-	-	-	5,607(6)	11.81	7,792
	9/5/2013	-	-	7,441	14,882	-	-	-	73,071
	9/5/2013	-	-	-	-	1,010(7)	-	-	11,928

Ms. Hlavka	3/15/2013	-	-	-	-	-	4,910(5)	10.10	7,463
	3/28/2013	-	-	-	448	-	-	-	4,399
	3/28/2013	-	-	1,673	3,346	-	-	-	16,429
	8/15/2013	-	-	-	-	2,000(8)	-	-	22,400
	10/7/2013	-	-	-	-	1,000(8)	-	-	10,600
	3/15/2013	31,097	45,091	-	-	-	-	-	-

Mr. McGraw	3/15/2013	-	-	-	-	-	31,004 (5)	10.10	47,126
	3/28/2013	-	-	-	2,075	-	-		20,377
	3/28/2013	-	-	10,563	21,126	-	-		103,729
	3/15/2013	143,998	208,797	-	-	-	-	-

Mr. Blackwood	3/15/2013	-	-	-	-	-	15,642 (5)	10.10	23,776
	3/28/2013	-	-	-	1,427	-	-	-	14,013
	3/28/2013	-	-	5,329	10,658	-	-	-	52,331
	3/15/2013	99,068	143,648	-	-	-	-	-	—

Mr. Otis	9/5/2013	-	-	-	-	-	3,641(6)	11.81	7,792
	9/5/2013	-	-	4,832	9,664	-	-	-	47,450

Mr. Sadura	3/15/2013	-	-	-	-	-	14,230 (5)	10.10	21,630
	3/28/2013	-	-	-	1,299	-	-		12,756
	3/28/2013	-	-	4,848	9,696	-	-		47,607
	3/15/2013	90,125	130,681	-	-	-	-

Mr. Fluegge	3/15/2013	-	-	-	-	-	14,211 (5)	10.10	21,601
	3/28/2013	-	-	-	1,729	-	-	-	16,979
	3/28/2013	-	-	4,841	9,682	-	-	-	47,539
	3/15/2013	90,000	135,000	-	-	-	-	-	-

(1)

Represents potential bonuses that may have been earned by the NEOs under our Annual Bonus Plan. Under the matrices associated with this plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no incentive payment in that there is no “threshold” level of achievement. See the column entitled “Non-Equity Incentive Plan” of the Summary Compensation Table for the amounts actually paid. For an explanation of our Annual Bonus Plan, see “CD&A—Discussion of Executive Officer Compensation” beginning at page 22.”

(2)

Except as otherwise noted, represents potential bonuses payable in Company stock that may be earned by the NEOs under (i) our LTI Plan or (ii) for substantially greater than target performance under our Annual Bonus Plan. See CD&A —Discussion of Executive Officer Compensation.”

(3)

Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 using assumptions discussed in Note 9, “Stock Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)

Consist of restricted stock units granted to these individuals at the 2013 Annual Meeting of Shareholders when they were serving as non-employee directors of the Company at 2013 Annual Meeting of Shareholders. See “Director Compensation.” Mr. Freeman forfeited his restricted stock units when he was he was appointed Chief Financial Officer in September 2013.

(5)

Represents stock options granted under the Company’s 2011 Incentive Plan. See “CD&A – Stock Options.” These options vest 25% on each of March 15, 2014, 2015, 2016 and 2017. In connection with their severance agreements, Messrs. Schultz, McGraw and Sadura forfeited 46,137; 31,004; and 14,230 shares of their respective option grants.

(6)	Represents stock options granted under the Company’s 2011 Incentive Plan on September 5, 2013 and vesting 25% on each of March 15, 2014, 2015, 2016 and 2017.

(7)	Represents restricted stock units that will vest on September 4, 2014.

(8)	Represents restricted stock units granted on August 15, 2013 and October 7, 2013, each of which will vest 50% on the first and second anniversary of grant date.

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth certain information concerning outstanding equity awards held by Named Executive Officers as of December 31, 2013.

	Number of Securities Underlying Unexercised Options					Shares or Units of Stock that have not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that have not Vested
Name	Exercisable	Unexercisable		Option Exercise Price	Option Expiration Date	Number	Market Value	Number of	Market or Payout Value of
	(#)	(#)		($)		(#)	($)	(#)	($)

Mr. Sampson	—	—		—	—	3,697(1)	41,185	—	—
						4,040(2)	45,006
Mr. Schultz	9,444	—		14.15	8/31/2016	—	—
	17,442			13.10	8/31/2016
	15,379			10.10	8/31/2016
								12,487(3)	139,105
								9,315(4)	103,769
Mr. Freeman	—	5,607	(5)	11.81	3/15/2020
						3,697(1)	41,185
						1,010(6)	11,251
								4,124(3)	45,941

Ms. Hlavka	691	2,073	(7)	14.15	3/15/2019
		4,910	(5)	10.10	3/15/2020
						2,000(8)	22,280
						1,000(9)	11,140
								1,782(3)	19,851
								3,346(4)	37,274
Mr. McGraw								5,542(3)	61,738
								2,934(4)	32,685
Mr. Blackwood	3,535	3,535	(10)	14.15	3/3/2018	—	—
	2,265	6,794	(7)	13.10	3/15/2019	—	—
		15,642	(5)	10.10	3/15/2020
								5,836(3)	65,013
								10,658(4)	118,730
Mr. Otis	—	3,641	(5)	11.81	3/15/2020	—	—
								2,678(3)	29,833
								6,986(4)	77,824
Mr. Sadura	1,980	5,940	(7)	13.10	3/15/2019
Mr. Fluegge		14,211	(5)	10.10	3/15/2020	—	—
								5,104(3)	56,859
								9,682(4)	107,857

(1)	Consist of restricted stock units that were granted at the 2012 Annual Meeting, vested on May 22, 2013 and will be issued one year from vesting date.

(2)	Consist of restricted stock units that were granted at the 2013 Annual Meeting, will vest on May 21, 2014, and will be issued one year from vesting date.

(3)

Stocks awards under the Company’s long-term incentive plan ending on December 31, 2014. The actual shares to be issued will depend on the Company performance in the three-year period ended December 31, 2014

(4)

Stocks awards under the Company’s long-term incentive plan ending on December 31, 2015. The actual shares to be issued will depend on the Company performance in the three-year period ended December 31, 2015.

(5)	These options vest and become exercisable in one-fourth increments on March 15, 2014, 2015, 2016 and 2017.

(6)	The shares represented by these restricted stock units will vest on September 5, 2014.

(7)	These options vest and become exercisable in one-third increments on March 15, 2014, 2015 and 2016.

(8)	These shares vest in one-half increments on August 15, 2014 and 2015.

(9)	These shares vest in one-half increments on October 7, 2014 and 2015.

(10)	These options vest and become exercisable in one-half increments on March 3, 2014 and 2015.

POTENTIAL PAYMENTS UNDER CHANGE OF CONTROL

          The Company has entered into Change of Control Agreements (“CIC Agreements”) with its Senior Executives that provide for payment of severance compensation if (A) there is a change in control of the Company, and (B) within 24 months following a change of control, there is either (i) an involuntary termination of employment other than for cause, death, disability or retirement or (ii) a voluntary termination of employment for Good Reason (each a “Triggering Event”). Under the CIC Agreements, “Good Reason” includes a material diminution in the person’s base salary, duties or authority, or those of his immediate superior, or a material diminution in the budget over which the person has authority or a change in geographic location of the person’s job. The CIC Agreements contain provisions applicable to each executive to maintain confidentiality of information acquired during their period of employment, to refrain for a period of one year from competing with the Company or soliciting other Company employees to leave their employment with the Company and to provide a release of all claims against the Company in exchange for the benefit paid pursuant to the CIC agreement.

          In the event of a change in control, the Company’s LTI Plan provides for partial vesting and payment of unvested Incentive Awards and the Company’s stock option plan for provides for vesting of unvested stock options, in each case irrespective of whether or not a Triggering Event has occurred.

          Assuming a change of control occurred on January 1, 2014, the following table presents amounts potentially payable to each of the Named Executive Officers, without and with a corresponding Triggering Event:

	Reason for Payment	Cash Severance ($)(1)	Partial Vesting of Incentive Awards ($)(2)	Vesting of Unvested Options (3)	Total ($)

Mr. Freeman	Change of Control; no Triggering Event	—	—	—

	Change of Control with Triggering Event	$200,000	—	—	$200,000

Mr. Blackwood	Change of Control; no Triggering Event	—	—	—

	Change of Control with Triggering Event	343,563	27,293	—	343,563

Mr. Otis	Change of Control; no Triggering Event	—	—	—

	Change of Control with Triggering Event	194,755	—	—	194,755

Mr. Fluegge	Change of Control; no Triggering Event	—	—	—

	Change of Control with Triggering Event	188,004	7,680	—	188,004

(1)

The amounts in this column reflect the amount of cash severance the Company would be obligated to pay these individuals in the form of a single lump-sum cash payment pursuant to their CIC Agreements. Amounts for Mr. Freeman and Mr. Otis have been annualized based on their base salaries at December 31, 2013.

(2)

The amounts in this column reflect the estimated value of unvested Incentive Awards under the Company’s LTI Plan at December 31, 2012 that would become payable upon the occurrence of a change in control.

(3)

The amount in this column represents in-the-money value of options assuming vesting upon a change in control at January 1, 2013. As of the immediately preceding business day the exercise price of unvested options granted to the NEOs was greater than the closing market price of our common stock.

DIRECTOR COMPENSATION

          Prior to June 1, 2011 each non-employee member of the Board of Directors was paid a monthly fee of $1,000 plus $1,400 for each Board meeting attended and $1,200 for each Board Committee meeting attended in person and $500 for each Board or committee meeting attended by phone. In addition, the chairs of each of the standing committees of the Board (Ms. Goldberg; Messrs. Freeman, Pint and R. D. Sampson) received an annual fee of $1,000, and Messrs. Freeman, Pint and C.A. Sampson, each received a monthly retainer of $250 for serving on the Board’s Executive Committee. Finally, prior to 2011, non-employee directors received an option to purchase 3,000 shares of the Company’s common stock concurrent with the Company’s annual shareholders meeting.

          In March 2011, PM&P advised, based upon its study of CSI’s peer companies, that CSI’s total compensation of directors was approximately 62% below total median compensation at peer companies and that equity compensation of directors represented substantially less than its recommended “best practice” that 50% of total director compensation be in equity. Based upon the information gained from this study and its experience in advising boards of many public companies, PM&P recommended the following changes: (i) that separate fees for attending CSI Board and committee meetings be eliminated and, in lieu thereof, that directors be paid increased annual board and committee retainers, (ii) that the substantially greater commitment required of each committee chair be recognized with increased compensation, (iii) that equity compensation be paid in restricted stock grants or restricted stock units rather than stock options, and (iv) that, in recognition of his additional time commitment to a wide variety of issues affecting the Company, a premium be paid to the Company’s non-executive chairman, Mr. C. A. Sampson.

          Based on PM&P’s recommendation, the Board approved, effective June 1, 2011, paying director compensation as follows: (1) each non-employee director is paid a retainer of $30,000 per annum; (2) members of the Executive Committee are paid a retainer of $5,000 per annum and members of the Board’s Compensation, Nominating, Governance and Finance Committees (other than committee chairs) are paid a retainer of $7,500 per annum; (3) the chairs of the Audit, Compensation, Governance and Finance Committees are each paid a retainer of $15,000 per annum, and (4) the Board Chair is paid a retainer of $25,000 per annum in addition to the retainer he receives as a director. In addition, each non-employee director receives a grant of shares of restricted stock units equal to $40,000 divided by the market price of the Company’s common stock on the date of the shareholders meeting.

          The following table presents for 2013, the cash and stock grant compensation paid by us to each of the Company’s non-employee Board members.

Name(1)	Fees Earned	Stock Awards ($) (2)	All other Compensation ($)	Total ($)

Jeffrey K. Berg	42,500	40,000	-	82,500

Luella G. Goldberg	57,917	40,000	-	97,917

Roger H.D. Lacey(3)	53,333	40,000	85,200	178,533

Gerald D. Pint	57,500	40,000	-	97,500

Richard A. Primuth	10,000	23,334	-	33,344

Randall D. Sampson	58,750	40,000	-	98,750

(1)	All compensation paid to Curtis A. Sampson and Edwin C. Freeman as non-employee directors is included in the Summary Compensation table.

(2)

Values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed within Note 8 in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Includes $75,200 paid to Mr. Lacey’s in his capacity as Chair of the Task Force and $10,000 related to his compensation as of Vice Chair of the Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

          The following is a summary of the fees billed to the Company by the Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2013 and December 31, 2012. The Audit Committee considered and discussed with the Deloitte & Touche LLP the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor.

Fee Category	2013	2012

Audit Fees	$489,500	$401,000

Audit-Related Fees	0	35,000

Tax Fees	7,000	14,500

All Other Fees	2,000	2,000

Total Fees	$498,500	$452,500

          Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in our quarterly reports, and statutory audit of the Company’s U.K.-based Austin Taylor subsidiary.

          Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

          Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions. Since August of 2008, these services have been provided to the Company by McGladrey LLP. The amounts presented in the table above represent international tax compliance service.

          All Other Fees. All other fees are fees for products and services other than those listed above.

Audit Committee Pre-approval Policies and Procedures

          In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, it is the policy of the Committee to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, it is the policy of the Committee to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services and merger and acquisition due diligence and integration services and any other services that can clearly be designated as “non-audit” services, as defined by regulation.

Audit Committee Report

          The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

          The Audit Committee held four meetings in fiscal year 2013. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

          During the meetings, the Audit Committee reviewed and discussed the Company’s financial statements with management and Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90 (Audit Committee Communications).

          Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and this information was discussed with The Deloitte & Touche, LLP.

          Based on the discussions with management and Deloitte & Touche LLP, the Audit Committee’s review of the representations of management and the report of the Deloitte & Touche, LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Richard A. Primuth (Chair)	Luella Gross Goldberg	Randall D. Sampson

          The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company’s Board has adopted Governance Guidelines that include provisions with respect to conflicts of interest. These Guidelines describe “conflict of interest” as a situation in which a director’s personal interest, including an immediate family member interest, is adverse to, or may appear to be adverse to, the interests of the Company. The Guidelines provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, must be disclosed promptly to the Chief Executive Officer, or the Chairman of the Nominating and Governance Committee, and the Company’s primary legal counsel.

                    If the Company wishes to proceed with a transaction involving a potential conflict of interest, the Board would intend to seek prior approval from the Audit Committee or Governance and Nominating Committee, to ensure the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.

OTHER INFORMATION

Directions to Company’s Offices

          If you plan to attend our 2014 Annual Meeting of Shareholders, the following directions may be used beginning at Interstate 94 as it passes through downtown Minneapolis: (1) From westbound Interstate 94 take the exit to merge onto Interstate 394 West and continue for 5.7 miles; (2) Exit onto Highway 169 South and continue for 6.5 miles; (3) Exit onto Highway 62 West and continue for 1.0 mile; (4) Take the first right exit for Shady Oak Road and turn right onto Shady Oak Road; (5) Take the first immediate right onto the OPUS Business Park and onto Red Circle Drive; and (6) Bear right at the fork in the road and immediately after the fork. Communications Systems, Inc. will be the first building on your left.

Contacting the Board of Directors

          Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals for 2015 Annual Meeting

          The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 22, 2015 and proxy materials in connection with that meeting are expected to be made available on or about April 17, 2015. Shareholder proposals prepared in accordance with the Commission’s proxy rules to be included in the Company’s Proxy Statement must be received at the Company’s corporate office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343, Attention: President, by December 17, 2014, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2015 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

          The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

          Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days or more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company’s Bylaws, which are available for inspection by shareholders at the Company’s principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

          Shareholder Nominations. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days or more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company’s Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Other Matters; Annual Report on Form 10-K

          Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

Curtis A. Sampson, Chairman

APPENDIX A: AMENDMENT OF ARTICLES OF INCORPORATION

ARTICLE VII WILL BE AMENDED TO READ AS FOLLOWS
EFFECTIVE JUNE 4, 2014

Board of Directors

          SECTION 1.     The business and affairs of this corporation ~~shall~~ will be managed by or under the direction of a Board of Directors consisting of not less than three ~~(3)~~ or more than twelve ~~(12)~~ directors, the exact number of directors to be fixed from time to time by or pursuant to the Bylaws. ~~The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. Except as otherwise provided in this Article VII, each director shall be elected by the shareholders to hold office for a term expiring at the third succeeding annual meeting of shareholders following the annual meeting at which such director was elected. Each director shall~~ Each director will serve until his or her successor ~~shall have~~ has been duly elected and qualified, unless he or she ~~shall retire, resign, die~~ retires, resigns, dies or is removed.

          ~~SECTION 2.     The number of directors to comprise any class may be increased by action of a majority of the directors then in office, provided the number of directors in each of the classes shall be maintained as nearly equal in number as possible.~~

           SECTION 2.     ~~SECTION 3.~~ Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen ~~shall~~ will hold office until the next election of ~~the class for which such~~ directors ~~shall have been chosen~~ and until their successors ~~shall be~~ are elected and qualified, subject, however, to prior retirement, resignation, death or removal from office. ~~Any newly created directorships resulting from an increase in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.~~

           SECTION 3.     ~~SECTION 4.~~ A majority of the directors then in office ~~shall~~ will constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there ~~shall be less~~ is less ~~than said~~ a quorum, a majority of those present may adjourn the meeting from time to time.

          ~~SECTION 5.     Any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Capital Stock entitled to vote generally in the election of directors.~~

          ~~SECTION 6.     Notwithstanding any other provision of this Article VII, and except as otherwise provided by law, whenever the holders of any one or more class or series of Common or Preferred Stock shall have the right, voting separately as a class or series, to elect one or more directors of this corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be classified pursuant to this Article VII unless expressly provided by such terms.~~

           SECTION 4.     ~~SECTION 7.~~ Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, ~~shall~~ must be given within the time and in the manner provided in the Bylaws.

          ~~SECTION 8.     Notwithstanding anything to the contrary in these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of Capital Stock of this corporation entitled to vote generally in the election of directors shall be required to alter, amend, or repeal this Article VII or adopt as part of these Articles of Incorporation any provision inconsistent with this Article VII.~~

VOTE BY INTERNET - www.proxyvote.com
COMMUNICATIONS SYSTEMS, INC. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74419-P48614	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNICATIONS SYSTEMS, INC.

The Board of Directors recommends you vote FOR Proposal No. 1.			For	Against	Abstain
1.

To amend the Company’s Articles of Incorporation to declassify the Board of Directors by eliminating 3 classes of directors to provide for the annual election of all Directors beginning at the 2014 Annual Meeting of Shareholders (“Proposal No. 1”)

			☐	☐	☐	To withhold authority to vote for any individual nominee(s) under Proposal 2 and Proposal 3, mark “For All Except” and write the number(s) of the nominee(s) on the line below.

(Proposals 2 and 3)
The Board of Directors recommends you vote FOR the election of each of the nominees as directors.			For All	Withhold All	For All Except

2.	If Proposal No. 1 is approved, to elect six directors to serve one-year terms until the 2015 Annual Meeting of Shareholders		☐	☐	☐

						The Board of Directors recommends you vote FOR Proposal No. 4.		For	Against	Abstain
Nominees:

	01) Luella G. Goldberg	04) Richard A. Primuth				4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014	☐	☐	☐
	02) Roger H.D. Lacey	05) Curtis A. Sampson
	03) Gerald D. Pint	06) Randall D. Sampson

3.	If Proposal No. 1 is not approved, to elect two class 2017 directors to serve three-year terms until the 2017 Annual Meeting of Shareholders					Unless otherwise specified, the shares represented by the Proxy will be voted “FOR” Proposals 1 and 4, and “FOR” the election of the directors named under “Election of Directors.”

Nominees:

07) Luella G. Goldberg
08) Randall D. Sampson

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2014

10:00 a.m. Central Daylight Time

Communications Systems, Inc.
10900 Red Circle Drive
Minnetonka, Minnesota

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M74420-P48614

COMMUNICATIONS SYSTEMS, INC.	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2014.

The undersigned hereby appoints Curtis A. Sampson and Edwin C. Freeman, or either of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held June 4, 2014, at 10:00 a.m. Central Daylight Time at the offices of Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 4, 2014.

     COMMUNICATIONS SYSTEMS, INC.

COMMUNICATIONS SYSTEMS, INC.
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

Meeting Information

Meeting Type:	Annual Meeting
For holders as of:	April 7, 2014
Date: June 4, 2014	Time: 10:00 a.m. CDT

Location:	Communications Systems, Inc. 10900 Red Circle Drive Minnetonka, Minnesota

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M74421-P48614

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information available that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: You may vote in person, but if you hold shares in street name, you must obtain a signed proxy from the broker, bank, trustee or other nominee holding your shares. Please refer to the Proxy Statement under “Questions and Answers About the Meeting - May I vote my shares in person at the meeting?” for more information.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M74422-P48614

Voting Items

The Board of Directors recommends you vote FOR Proposal No. 1.

1.

To amend the Company’s Articles of Incorporation to declassify the Board of Directors by eliminating the 3 classes of directors to provide for the annual election of all Directors beginning at the 2014 Annual Meeting of Shareholders (“Proposal No. 1”)

					The Board of Directors recommends you vote FOR Proposal No. 4.

					4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014

The Board of Directors recommends you vote FOR the election of each of the nominees as directors.

2.	If Proposal No. 1 is approved, to elect six directors to serve one-year terms until the 2015 Annual Meeting of Shareholders

	Nominees:

	01)	Luella G. Goldberg	04)	Richard A. Primuth
	02)	Roger H.D. Lacey	05)	Curtis A. Sampson
	03)	Gerald D. Pint	06)	Randall D. Sampson

3.	If Proposal No. 1 is not approved, to elect two class 2017 directors to serve three-year terms until the 2017 Annual Meeting of Shareholders

	Nominees:

	07)	Luella G. Goldberg
	08)	Randall D. Sampson

M74423-P48614

M74424-P48614